EXHIBIT NO. (D)(6)

                   INVESTMENT SUB-ADVISORY AGREEMENT


This AGREEMENT is effective this [INSERT DATE], by and between SAGE ADVISORS, INC. ("Adviser"), a Delaware corporation, and STANDARD & POOR'S INVESTMENT ADVISORY SERVICES, LLC. a Delaware corporation and registered investment adviser ("Sub-Adviser")

WHEREAS, Sage Life Investment Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

WHEREAS, the Trust is authorized to issue separate series, each series having its own investment objective or objectives, policies and limitations;

WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the series of the Trust listed on Schedule A hereto ("Fund").

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain portfolio management services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Adviser designates one or more series other than the Fund with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Fund hereunder, and be subject to this Agreement.

     The Sub-Adviser shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Trust or the Fund, or otherwise be considered agents of the Trust or the Fund.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

     a) the Trust's Agreement and Declaration of Trust, as filed with Secretary of State of Delaware, and all amendments thereto or restatements thereof (such Declaration, as presently in effect

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        and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

     b) the Trust's By-Laws and amendments thereto;

     c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

     d) the most recent amendment to the Trust's Form N-1A registration statement under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with Securities and Exchange Commission ("SEC") insofar as such amended registration statement(s) relates to the Fund; and

     e) the Trust's most recent prospectus and statement of additional information (collectively called the "Prospectus").

3. MANAGEMENT. Subject always to the supervision of Trust's Board of Trustees and the Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund and instruct the Adviser as to all orders for the purchase and sale of securities. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Trust (as set forth bellow), and will monitor the Fund's investment, and will comply with the provisions of Trust's Declaration of Trusts and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

     Sub-Adviser will report to the Board of Trustees and to Adviser will respect to the implementation of such program. Sub-Adviser is responsible for compliance with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Fund; provided, however, that the Sub-Adviser shall not be responsible where the non-compliance of the Fund with Section 817(h) of the Internal Revenue Code of 1986, as amended, is directly caused by the failure of a registered investment company in which the Fund invests to comply with such Section.

     The Sub-Adviser further agrees that it:

     a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

     b) will conform with all applicable SEC Rules and Regulations in all material respects and conduct its activities under this Agreement in accordance with applicable law;

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     c) will report regularly to Adviser and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

     d) will prepare and maintain such books and records with respect to the Fund's securities transactions and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as the Board or Adviser may reasonably request;

     e) will act upon instructions from Adviser not inconsistent with the fiduciary duties hereunder;

     f) will not disclose or use any records or confidential information obtained pursuant to this Agreement except as authorized in this Agreement or specifically by the Adviser or the Trust, or if such disclosure is required by federal or state regulatory authorities or is otherwise required by applicable law. Notwithstanding the foregoing, the Sub-Adviser may disclose the investment performance of the Fund, provided that such disclosure does not reveal the identity of the Adviser, the Fund or the Trust. The Sub-Adviser may, nonetheless, disclose that the Adviser, the Fund or the Trust are its clients, provided that such disclosure does not reveal the investment performance or the composition of the Fund; and

     g) will vote proxies received in connection with securities held by the Fund consistent with its fiduciary duties hereunder.

The Adviser agrees that it will be responsible for executing, or arranging for the execution of, all purchases and sales of portfolio securities and other investments as directed by the Sub-Adviser.

4. EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Fund (to the extent the foregoing is applicable).

5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request (provided, however, that the Sub-Adviser may retain copies of such records). Subject to the preceding sentence, Sub-Adviser further agrees to preserve for the periods

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     prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by paragraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 under the 1940 Act.

     The Sub-Adviser agrees that it will make the above-mentioned books and records available, within five business days of a written request, to the Trust's accountants or auditors during regular business hours at the Sub-Adviser's offices. The Adviser or the Trust, or either of their authorized representatives, shall have the right to copy any books, records, information or reports in the possession of the Sub-Adviser that pertain to the Fund. Such books, records, information and reports shall be made available to properly authorized government representatives consistent with applicable federal or state law or regulations. In the event of the termination of this Agreement, all such books, records, reports and information shall be returned to the Adviser or the Trust.

     The Sub-Adviser also agrees that its written policies and procedures for managing the Fund, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the Sub-Adviser/client relationship, as well as the management and operation of the Fund, shall be made available for inspection by the Adviser and the Trust or either of their authorized representatives not less frequently than annually.

6. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee in accordance with Schedule B hereto, accrued daily and payable monthly on the average daily net assets in the Fund or Funds excluding the net assets representing capital contributed by Sage (i.e., seed money). From time to time, the Sub-Adviser may, but shall not be obligated to, agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement. Any and all payments to the Sub-Adviser hereunder shall be accompanied by a statement setting forth the basis for its calculation.

7. SERVICES TO OTHERS. Adviser understands and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies. Adviser has no objection to Sub-Adviser acting in such capacities, and understands, and has advised Trust's Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     When recommending a purchase or sale of a particular security or other investment for more than one client or portfolio (including the Fund), the Sub-Adviser may allocate such recommendations among all accounts and portfolios for whom the recommendation is made on a basis that the Sub-Adviser considers equitable.

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8.   STANDARD OF CARE AND LIMITATION OF LIABILITY. The Sub-Adviser shall exercise its best judgement and shall act in good faith in rendering the services pursuant to this Agreement.

     Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Fund or their directors, officers, employees, agents or affiliates for any error of judgement or mistake of law or for any loss suffered by the Fund in connection with performance of Sub-Adviser's duties under this Agreement, except for: (1) a loss resulting from Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (2) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

9. INDEMNIFICATION. Adviser and Sub-Adviser each agree to indemnify and hold harmless the other and its officers, directors, employees, agents and affiliates against any claim against, loss or liability to such other party (including reasonable attorneys' fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

     In addition, Adviser agrees to indemnify and hold harmless the Sub-Adviser and its officers, directors, employees, agents and affiliates against any and all judgements, damages, costs or losses of any kind (including reasonable attorneys') incurred as a result of any action or proceeding that arises out of or relates to this Agreement or the Fund and which does not result in a finding that the Sub-Adviser was negligent or at fault.

     As a condition to a party's right to indemnification hereunder, the indemnified party shall be required to (a) notify the indemnifying party promptly of any claim, action or proceeding to which it is entitled to be indemnified hereunder, (b) grant the indemnifying party sole control of the defense and/or settlement thereof and (c) cooperate with the indemnifying party in the defense thereof.

10. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon the latest of: (a) execution, (b) approval by the board trustees of the Trust, including a majority of trustees who are not parties to the Agreement or interested persons of any such party (and, to the extent required by applicable law, a majority of the outstanding shares of a class of the Trust's beneficial interests representing an interest in the Fund or, (c) if later, the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect until March 31, 2004. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, PROVIDED that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in

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     either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, Without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on ninety days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment by either party. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meanings of such terms in the 1940 Act.)

11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally; but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

13. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

14.  REPRESENTATIONS AND WARRANTIES OF THE SUB-ADVISER.

     The Sub- Adviser hereby represents that this Agreement does not violate any existing agreements between the Sub-Adviser and any other party.

     The Sub-Adviser further represents and warrants that it is duly registered investment adviser under the Investment Advisers Act of 1940, as amended and has provided to the Adviser a copy f its most recent Form ADV as filed with the Securities and Exchange Commission.

     The Sub-Adviser further represents that it has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

15. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Delaware.

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     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this [INSERT DATE].


SAGE ADVISORS, INC                               STANDARD & POOR'S INVESTMENT
                                                 ADVISORY SERVICES, LLC


By:  ________________________________            By:  __________________________

Name:  _____________________________             Name:    James G. Branscome

Title:  _______________________________          Title:   President

Date:  _______________________________           Date:  ________________________


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